UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2020

BERRY GLOBAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2020, Berry Global Group, Inc. (“Berry”), via its wholly owned subsidiary, Berry Global, Inc. (“BGI”), issued €700,000,000 aggregate principal amount of BGI’s 1.00% First Priority Senior Secured Notes due 2025 (the “2025 Notes”) and €375,000,000 aggregate principal amount of BGI’s 1.50% First Priority Senior Secured Notes due 2027 (the “2027 Notes” and together with the 2025 Notes, the “Notes”) pursuant to an Indenture, dated as of January 2, 2020, among BGI, Berry and certain of Berry’s subsidiaries party thereto as guarantors, U.S. Bank, National Association as trustee and collateral agent, and Elavon Financial Services DAC, as paying agent, transfer agent and registrar (the “Indenture”).

The Notes are senior obligations of BGI and have the benefit of the first priority security interest in the collateral described below. The 2025 Notes bear interest at a rate of 1.00%, payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing on July 15, 2020, to holders of record at the close of business on January 1 and July 1, as the case may be, immediately preceding the interest payment date. The 2025 Notes will mature on January 15, 2025. The 2027 Notes bear interest at a rate of 1.50%, payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing on July 15, 2020, to holders of record at the close of business on January 1 and July 1, as the case may be, immediately preceding the interest payment date. The 2027 Notes will mature on January 15, 2027.

Prior to October 15, 2024, BGI may redeem the 2025 Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2025 Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, but not including the applicable redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date). On or after October 15, 2024, BGI may redeem the 2025 Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2025 Notes redeemed plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Prior to October 15, 2026 BGI may redeem the 2027 Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2027 First Priority Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date). On or after October 15, 2026, BGI may redeem the 2027 Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2027 Notes redeemed plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any redemption or notice described above may, at BGI’s discretion, be subject to one or more conditions precedent.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a first priority senior secured basis, by each of BGI’s existing and future direct or indirect subsidiaries that guarantees its senior secured credit facilities and its existing first and second priority senior secured notes, and by Berry on an unsecured basis. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Notes.

The Notes and the guarantees thereof are unsubordinated obligations of BGI and the guarantors, are equal in right of payment to all of BGI’s and such guarantors’ existing and future unsubordinated indebtedness and structurally subordinated to all the liabilities of BGI’s subsidiaries that are not or do not become subsidiary guarantors, are secured by a second priority lien on accounts receivable, inventory and certain related assets that secure BGI’s revolving credit facility and a first priority security interest in substantially all of the other assets of BGI and the existing and future domestic subsidiary guarantors that guarantee its obligations under its senior secured credit facilities (subject to certain specified exceptions and permitted liens), are contractually senior to the existing second priority secured notes in respect of the right to receive proceeds of the collateral, are effectively senior to all of BGI’s and the subsidiary guarantor’s existing and future indebtedness that is not secured by a lien on the collateral to the extent of the value of the collateral securing the Notes, equal in right of BGI’s existing first priority notes, and are effectively junior to the obligations under BGI’s revolving credit facility to the extent of the value of the collateral that secures such facility on a senior basis.

1

Upon the occurrence of certain changes of control of BGI, each holder of Notes will have the right to require BGI to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains a number of restrictive covenants, including those relating to the ability of BGI to:

•	incur or guarantee additional indebtedness;
•	pay dividends and make other restricted payments;
•	create restrictions on the payment of dividends or other distributions to BGI from its restricted subsidiaries;
•	create or incur certain liens;
•	make certain investments;
•	engage in transactions with affiliates;
•	engage in sales of assets and subsidiary stock; and
•	transfer all or substantially all of BGI’s assets or enter into merger or consolidation transactions.

Certain covenants will cease to apply to the applicable Notes when such Notes have investment grade ratings from two or more of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., and Fitch Ratings, Inc. (collectively, the “Ratings Agencies”), provided that no event of default has occurred and is continuing. Additionally, the change of control repurchase requirement described above will be suspended with respect to the applicable Notes during all periods when such Notes have investment grade ratings from any two or more of the Ratings Agencies, provided that no default has occurred and is continuing.

Upon the occurrence of certain events of default specified in the Indenture, the principal of, premium, if any, and accrued but unpaid interest and any other monetary obligations on all the then outstanding applicable Notes may become due and payable immediately. The foregoing description of the Notes and the Indenture governing the Notes is qualified in its entirety by reference to the actual text of the Indenture governing the Notes (including the forms of Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On January 2, 2020, Berry, BGI and certain of its subsidiaries consummated a term loan refinancing of BGI’s Term U Loans maturing in 2026, pursuant to an Incremental Assumption Agreement with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and Goldman Sachs Bank USA as the Initial Term Y Lender with respect to the Term Y Loan to borrow incremental amounts of $4,228,750,000 (the “Term Y Loan”) under BGI’s existing term loan credit agreement.  The Term Y Loan bears interest at a rate of 2.00% per annum in the case of any Eurocurrency loan that is a Term Y Loan and 1.00% per annum for any ABR loan that is a Term Y Loan.  The Term Y Loan matures on July 1, 2026, and is subject to customary amortization.  If certain specified repricing events occur prior to July 2, 2020, BGI will pay a fee to the applicable lenders equal to 1.00% of the outstanding principal amount of the Term Y Loan subject to such repricing event. The terms of the Term Y Loan, other than interest rates and prepayment premiums, are substantially identical to those of BGI’s existing term loans.

2

The proceeds of the Term Y Loan were used to refinance BGI’s existing Term U Loans and, in combination with the proceeds from the issuance of the Notes, to prepay the entire outstanding amount of BGI’s Term V Loan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank National Association, as Trustee and Collateral Agent, and Elavon Financial Services DAC, as Paying Agent, Transfer Agent and Registrar, relating to the 1.00% First Priority Senior Secured Notes due 2025 and 1.50% First Priority Senior Secured Notes due 2027, dated January 2, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: January 2, 2020	By:	/s/ Jason K. Greene
		Name:	Jason K. Greene
		Title:	Executive Vice President, Chief Legal Officer and Secretary